Exhibit 10.24

Equity Transfer Agreement

Transferor: Beijing Hongyun Xianghe Used Motor Vehicle Brokerage Co., Ltd.
Transferee: Zhejiang Dasouche Boxin Auto Sales Co., Ltd.

The Transferor and the Transferee, after friendly consultation, have reached the following agreement regarding the transfer of the Transferor’s equity in Hangzhou Lianjin Data Technology Co., Ltd. to the Transferee:

1.	The Transferor will transfer 100% of its equity in Hangzhou Lianjin Data Technology Co., Ltd., valued at RMB10 million, to the Transferee.

2.	The price for this equity transfer is RMB1, and the payment method for the transfer price will be in currency.

3.	The reference date for this equity transfer is November 18, 2024.

4.	For the unpaid subscribed capital involved in this equity transfer, the Transferee will pay the amount in full and on time in accordance with the articles of association.

5.	After the equity transfer, the Transferor will no longer have shareholder rights or obligations related to the transferred equity. The Transferee will have shareholder rights and must assume corresponding shareholder obligations according to this agreement.

6.	This agreement shall be effective from the date of signing.

Transferor: (Signature, Seal)

(Seal of Beijing Hongyun Xianghe Used Motor Vehicle Brokerage Co., Ltd.)

/s/ Xu Zhuxiao

Transferee: (Signature, Seal)
(Seal of Zhejiang Dasouche Boxin Auto Sales Co., Ltd.)

/s/ Cui Guoming

November 18, 2024